UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010

TRICO MARINE SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33402	72-1252405
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10001 Woodloch Forest Drive, Suite 610 The Woodlands, Texas	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9926

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed, the indenture, dated as of October 30, 2009, among Trico Shipping AS (“Trico Shipping”), as issuer, the guarantors identified therein and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as trustee thereunder (the “Trustee”) (as supplemented, the “Shipping Indenture”), pursuant to which Trico Shipping’s 11 7/8% senior secured notes due 2014 were issued, includes monthly financial covenants relating to minimum cash and minimum EBITDA during the forbearance period (as defined in the Shipping Indenture). Trico Shipping and Trico Supply AS will deliver to the Trustee officer’s certificates (the “Certificates”) relating to the covenants no later than the 10th calendar day (in the case of the minimum cash covenant) and the 30th calendar day (in the case of the minimum EBITDA covenant) following the end of each fiscal month, beginning with the month ended June 30, 2010. Trico Marine Services, Inc. intends to post the Certificates on its website at http://www.tricomarine.com/supplemental-financial-info.php within four business days after they are delivered to the Trustee in accordance with the Shipping Indenture.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2010

TRICO MARINE SERVICES, INC.
By:	/s/ Brett Cenkus

Name: Brett Cenkus
Title: General Counsel and Secretary